Exhibit 10.1

THIRD AMENDMENT TO THIRD AMENDED

AND RESTATED CREDIT AGREEMENT

This Third Amendment to Third Amended and Restated Credit Agreement (this “Third Amendment”) is entered into effective as of the 13th day of April, 2005 (the “Effective Date”), by and among Patina Oil & Gas Corporation, a Delaware corporation (“Borrower”), JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA (Main Office Chicago), as Administrative Agent (“Administrative Agent”), and the financial institutions parties hereto as Banks (“Banks”).

W I T N E S S E T H

WHEREAS, Borrower, Administrative Agent, the other agents a party thereto and Banks are parties to that certain Third Amended and Restated Credit Agreement dated as of January 28, 2003, as amended by that certain (i) First Amendment to Third Amended and Restated Credit Agreement dated as of May 1, 2003, and (ii) Second Amendment to Third Amended and Restated Credit Agreement dated as of October 1, 2003 (as amended, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meaning given such terms in the Credit Agreement); and

WHEREAS, pursuant to the Credit Agreement, Banks have made a revolving credit loan to Borrower and provided certain other credit accommodations to Borrower; and

WHEREAS, Borrower has requested that Banks amend certain terms of the Credit Agreement in certain respects.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, Borrower, Administrative Agent and Required Banks hereby agree as follows:

Section 1. Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Third Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, the Credit Agreement shall be amended effective as of the Effective Date in the manner provided in this Section 1.

1.1 Additional Definitions. Section 2.1 of the Credit Agreement shall be amended to add thereto in alphabetical order the definitions of “Third Amendment” and “Unsecured Note” which shall read in full as follows:

“Third Amendment” means that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of April 13, 2005 among Borrower, Administrative Agent and Banks.

“Unsecured Note” means that certain Promissory Note executed by Borrower and payable to the order of JPMorgan Chase

Bank, N.A., in its individual capacity and not as Administrative Agent or a Bank hereunder, in the original principal amount of $200,000,000, which promissory note shall be unsecured and payable as provided therein, but not, in any event, prior to the termination of all Commitments and the payment and performance in full of the Obligations.

1.2 Amendment to Definitions. The definitions of “Loan Papers” and “Restricted Payment” contained in Section 2.1 of the Credit Agreement shall be amended to read in full as follows:

“Loan Papers” means this Agreement, the Notes, the First Amendment, the Second Amendment, the Third Amendment, each Restricted Subsidiary Guarantee now or hereafter executed, each Restricted Subsidiary Pledge Agreement now or hereafter executed, the Existing Mortgages (as amended by the Assignments and Amendments to Mortgages), all Mortgages now or at any time hereafter delivered pursuant to Section 6.1, the Assignments and Amendments to Mortgages, any and all other assignments and/or amendments to Mortgages, and all other certificates, documents or instruments delivered in connection with this Agreement, as the foregoing may be amended from time to time.

“Restricted Payment” means (a) any Distribution by Borrower or any of its Restricted Subsidiaries other than Distributions by such Restricted Subsidiaries to Borrower, (b) the retirement, redemption or prepayment prior to the scheduled maturity by Borrower or a Restricted Subsidiary of Borrower of Debt of Borrower or any Restricted Subsidiary of Borrower, and (c) the retirement, redemption or payment by Borrower of any part of the Debt evidenced by the Unsecured Note at any time prior to the termination of all Commitments and the payment and performance in full of the Obligations.

1.3 Amendment to Debt Covenant. Section 10.1 of the Credit Agreement shall be amended to read in full as follows:

“SECTION 10.1 Debt of Borrower and its Restricted Subsidiaries. Neither Borrower nor any Restricted Subsidiary of Borrower will incur, become or remain liable for any Debt other than (a) Debt secured by Permitted Encumbrances described in subpart (k) of the definition of Permitted Encumbrances, (b) Non-recourse Debt, (c) the Loan, (d) Debt outstanding on the Closing Date described on Schedule 10.1 hereto, (e) Guarantees by Borrower or a Restricted Subsidiary of Borrower of Debt and other liabilities of Borrower or other

Restricted Subsidiaries of Borrower provided that such Debt and other liabilities are permitted pursuant to this Agreement; provided, that the Debt permitted pursuant to Section 10.1(a) and Section 10.1(b) incurred by Borrower and its Restricted Subsidiaries shall not exceed $5,000,000 in the aggregate, and (f) Debt evidenced by the Unsecured Note.”

Section 2. Conditions Precedent. The amendments contained in Section 1 hereof are subject to the satisfaction of each of the following conditions precedent on or before the Effective Date:

2.1 Closing Deliveries. Administrative Agent shall have received a true, correct and complete copy of the Unsecured Note, executed by Borrower.

2.2 No Default. No Default or Event of Default shall have occurred which is continuing.

2.3 Other Documents. Administrative Agent shall have been provided with such other documents, instruments and agreements, and Borrower shall have taken such actions, as Administrative Agent may reasonably require in connection with this Third Amendment and the transactions contemplated hereby.

Section 3. Representations and Warranties of Borrower. To induce Banks and Administrative Agent to enter into this Third Amendment, Borrower hereby represents and warrants to Banks and Administrative Agent as follows:

3.1 Reaffirm Existing Representations and Warranties. Each representation and warranty of Borrower contained in the Credit Agreement and the other Loan Papers is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth herein.

3.2 Due Authorization; No Conflict. The execution, delivery and performance by Borrower of this Third Amendment are within Borrower’s corporate powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not violate or constitute a default under any provision of applicable law or any Material Agreement binding upon Borrower or the Subsidiaries of Borrower or result in the creation or imposition of any Lien upon any of the assets of Borrower or the Subsidiaries of Borrower except Permitted Encumbrances.

3.3 Validity and Enforceability. This Third Amendment constitutes the valid and binding obligation of Borrower enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (ii) the availability of equitable remedies may be limited by equitable principles of general application.

3.4 No Default or Event of Default. No Default or Event of Default has occurred which is continuing.

3.5 Use of Proceeds of Unsecured Note. The proceeds of the Unsecured Note will only be used by Borrower to terminate and unwind certain Oil and Gas Hedge Transactions and to satisfy the obligations of Borrower and/or its Subsidiaries in connection therewith.

Section 4. Miscellaneous.

4.1 Reaffirmation of Loan Papers. Any and all of the terms and provisions of the Credit Agreement and the Loan Papers shall, except as amended and modified hereby, remain in full force and effect. The amendments contemplated hereby shall not limit or impair any Liens securing the Obligations, each of which are hereby ratified, affirmed and extended to secure the Obligations.

4.2 Parties in Interest. All of the terms and provisions of this Third Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

4.3 Legal Expenses. Borrower hereby agrees to pay on demand all reasonable fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Third Amendment and all related documents.

4.4 Counterparts. This Third Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this Third Amendment until Borrower and Required Banks have executed a counterpart. Facsimiles shall be effective as originals.

4.5 Complete Agreement. THIS THIRD AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN PAPERS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

4.6 Headings. The headings, captions and arrangements used in this Third Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Third Amendment, nor affect the meaning thereof.

4.7 Use of Proceeds of Unsecured Note. Borrower covenants and agrees that the proceeds of the Unsecured Note will not be used for any purpose other than to terminate and unwind certain Oil and Gas Hedge Transactions and to satisfy the obligations of Borrower and/or its Subsidiaries in connection therewith.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their respective authorized officers as of the date and year first above written.

[SIGNATURE PAGES FOLLOW]

BORROWER:

PATINA OIL & GAS CORPORATION, a Delaware corporation

By:	/s/ David J. Kornder
David J. Kornder,
Executive Vice President and
Chief Financial Officer

Date: May 2, 2005

ADMINISTRATIVE AGENT:

JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA (Main Office Chicago), as Administrative Agent

By:	/s/ J. Scott Fowler
J. Scott Fowler
Vice President

BANKS:

JPMORGAN CHASE BANK, N.A., successor by merger to Bank One, NA (Main Office Chicago)

By:	/s/ J. Scott Fowler
J. Scott Fowler
Vice President

WACHOVIA BANK, NATIONAL
ASSOCIATION

By:	/s/ Philip Trinder
Philip Trinder
Vice President

WELLS FARGO BANK, N.A.

By:	/s/ Patricia A. Ropers
Patricia A. Ropers
Vice President

BANK OF AMERICA, N.A.

By:	/s/ Joseph F. Scott
Joseph F. Scott
Vice President

CALYON NEW YORK BRANCH, successor by consolidation to Credit Lyonnais New York Branch

By:	/s/ Olivier Audemard
Olivier Audemard
Managing Director

By:	/s/ Philippe Soustra
Philippe Soustra
Executive Vice President

COMERICA BANK

By:	/s/ Peter L. Sefzik
Peter L. Sefzik
Vice President

BANK OF OKLAHOMA, N.A.

By:	/s/ Michael M. Logan
Michael M. Logan
Senior Vice President

BANK OF SCOTLAND

By:	/s/ Amena Nabi
Amena Nabi
Assistant Vice President

BNP PARIBAS

By:	/s/ David Dodd
David Dodd
Director

By:	/s/ Betsy Jocher
Betsy Jocher
Vice President

COMPASS BANK

By:	/s/ John M. Falbo
John M. Falbo
Senior Vice President